UNITED STATES	OMB APPROVAL
SECURITIES AND EXCHANGE COMMISSION	OMB Number: 3235-0060 Expires: March 31, 2006 Estimated average burden hours per response. . 28.0
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 28, 2010

TRIMAS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-10716	38-2687639
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

39400 Woodward Avenue, Suite 130, Bloomfield Hills, Michigan	48304
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (248) 631-5400

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On October 28, 2010, TriMas Corporation (“the Corporation”) announced that it had agreed to acquire the stock of South Texas Bolt & Fitting, Inc. (“STBF”) for the purchase price of $18 million, payable in cash at closing. The purchase price is subject to a net working capital adjustment, if any, to be determined post-closing. The transaction is expected to close on November 1, 2010, at which time STBF will be integrated into the Corporation’s Lamons business unit within the Corporation’s Energy segment.

The information furnished pursuant to this Item 8.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Corporation under the Securities Act of 1933 or the Exchange Act.

Item 9.01  Financial Statements and Exhibits.

(d)            Exhibits. The following exhibits are furnished herewith:

Exhibit No.	Description

99.1	Press Release dated October 28, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIMAS CORPORATION

Date:	October 28, 2010	By:	/s/ David M. Wathen
		Name:	David M. Wathen
		Title:	Chief Executive Officer